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                                                                      EXHIBIT 11

                        AMERICAN GREETINGS CORPORATION
                      COMPUTATION OF PER SHARE EARNINGS


                      Computation of Earnings Per Share
                      ---------------------------------

                                                Year Ended February 28,
                                                -----------------------
                                          1995           1994           1993
                                          ----           ----           ----
Average number of common
  shares outstanding                   74,305,346     73,809,132     72,440,114
                                      -----------    -----------    -----------
Net income (thousands)                $   148,792    $   113,702    $   112,288
                                      -----------    -----------    -----------
Earnings per share                    $      2.00    $      1.54    $      1.55
                                      -----------    -----------    -----------


             Computation of Fully-Diluted Earnings Per Share (a)
             ---------------------------------------------------

                                                Year Ended February 28,
                                                -----------------------
                                          1995           1994           1993
                                          ----           ----           ----
Average number of common
  shares outstanding on
  a fully diluted basis
  assuming exercise of
  stock options based on
  the treasury stock method
  using the year-end price
  which was higher than
  the average market price             75,739,055     75,155,155     73,456,782
                                      -----------    -----------    -----------
Net income (thousands)                $   148,792    $   113,702    $   112,288
                                      -----------    -----------    -----------
Earnings per share                    $      1.96    $      1.51    $      1.53
                                      -----------    -----------    -----------


  (a) This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.

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